UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

LandBridge Company LLC

(Exact name of registrant as specified in its charter)

Delaware	001-42150	93-3636146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Street, Suite 1200 Houston, Texas 77056
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 230-8864

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited liability company interests	LB	New York Stock Exchange
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase, Sale and Contribution Agreement

On October 3, 2025, LandBridge Company LLC (NYSE: LB) (the “Company”), DBR Land Holdings LLC, a Delaware limited liability company (“OpCo”) and a subsidiary of the Company, and 1918 Ranch & Royalty, LLC, a Texas limited liability company (the “Contributor”), entered into a Purchase, Sale and Contribution Agreement (the “Contribution Agreement”), pursuant to which OpCo agreed to acquire approximately 37,500 total acres across Reeves, Loving, Winkler and Ward counties, Texas, and certain related assets (the “Acquisition”) for an aggregate purchase price of $250.0 million, consisting of approximately $208.3 million in cash and approximately $41.7 million in units representing limited liability company interests in OpCo (together with an equal number of Class B shares representing limited liability company interests in the Company (“Class B shares”)), based on a 10-day volume weighted average price of Class A shares representing limited liability company interests in the Company prior to closing, subject to customary purchase price adjustments and closing conditions. The acreage to be acquired consists of approximately 22,000 fee simple acres, approximately 3,500 mineral classified acres subject to a long-term management agreement and approximately 12,000 leasehold acres.

The Contribution Agreement contains customary representations and warranties, covenants, termination rights and indemnification provisions for a transaction of this size and nature. The Company expects the Acquisition to close in the fourth quarter of 2025, subject to customary closing conditions, including the expiration of applicable antitrust waiting periods. There can be no assurance that all of the conditions to closing the Acquisition will be satisfied.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

The Contribution Agreement contains representations, warranties and other provisions that were made only for purposes of the Contribution Agreement and as of specific dates and were solely for the benefit of the parties thereto. The Contribution Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Company, OpCo, the Contributor or the assets to be acquired from the Contributor. The representations and warranties made by the Company and the Contributor in the Contribution Agreement may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Third Amendment to Credit Agreement

On October 3, 2025 (“Amendment Effective Date”), DBR Land LLC, a Delaware limited liability company and a subsidiary of the Company (the “Borrower”), entered into the Third Amendment to Credit Agreement (the “Amendment”) with the guarantors party thereto, the lenders party thereto, and Texas Capital Bank, as administrative agent and letter of credit issuer (the “Administrative Agent”), which amends that certain credit agreement, dated July 3, 2023 (as amended prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by the Amendment, the “Credit Agreement”) among the Borrower, the guarantors party thereto, the lenders party thereto, and the Administrative Agent.

The Amendment provides for a new delayed draw term loan facility with total term loan commitments of $200.0 million for the purpose of financing part of the Acquisition and paying certain related costs and expenses (the “DDTL Facility”). Subject to the satisfaction of certain customary conditions contained in the Amendment, the DDTL Facility is available to the Borrower in a single draw, commencing on the Amendment Effective Date up to and including the date that is 90 days from the Amendment Effective Date. The DDTL Facility includes an unused commitment fee that accrues from the Amendment Effective Date until such date that the DDTL Facility terminates or is funded, which fee ranges from 37.5 basis points to 50 basis points per annum based on the net leverage ratio of the Borrower and certain of its subsidiaries, applied to the average daily unused amount of the DDTL Facility.

Pursuant to the Amendment, for the period commencing on the Amendment Effective Date and ending on the date on which the Borrower (or the applicable loan party) satisfies certain collateral-related conditions contained in the Existing Credit Agreement, including the delivery of mortgages to the Administrative Agent for the real property acquired in the Acquisition, the maximum revolving credit commitments available to the Borrower will reduce from a $100.0 million to $65.0 million.

If funded, the DDTL Facility will mature on July 3, 2027 and will be subject to the same representations, warranties, covenants and events of default as those applicable to the term loans currently outstanding under the Credit Agreement. All obligations under the DDTL Facility are secured by a first-priority lien on substantially all assets of the Borrower and its subsidiaries and guaranteed by the Borrower and its subsidiaries (other than certain immaterial subsidiaries).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 relating to the Third Amendment to Credit Agreement under the heading “Third Amendment to Credit Agreement” is hereby incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under the heading “Purchase, Sale and Contribution Agreement” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares to be issued pursuant to the Contribution Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) thereof.

Item 7.01	Regulation FD Disclosure.

On October 7, 2025, the Company issued a press release announcing the execution of the Contribution Agreement and the Third Amendment to Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under this Item 7.01 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated as of October 7, 2025.
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the U.S. Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDBRIDGE COMPANY LLC

By:	/s/ Scott L. McNeely
Name: Scott L. McNeely
Title: Chief Financial Officer

Date: October 7, 2025